EXHIBIT 5.1
September 22, 2008
Ryder Funding II LP
11690 NW 105 Street
Miami, Florida 33178
Ryder Truck Rental LT
11690 NW 105 Street
Miami, Florida 33178

Re:	Ryder Funding II LP Ryder Truck Rental LT Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as special counsel to Ryder Funding II LP (“Ryder Funding”) and Ryder Truck Rental LT (“RTR LT”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) relating to the proposed offering from time to time by one or more trusts (each, a “Trust”) in one or more series (each, a “Series”) of Asset Backed Notes (the “Notes”). The Registration Statement has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). As set forth in the Registration Statement, each Series of Notes is to be issued under and pursuant to the conditions of a separate trust agreement and amended and restated trust agreement, a servicing agreement, a SUBI certificate transfer agreement, an issuer SUBI certificate transfer agreement, an indenture and an administration agreement (each, an “Agreement”) among Ryder Funding, RTR LT, an indenture trustee (the “Indenture Trustee”), an owner trustee (the “Owner Trustee”) and one or more other entities, each to be identified in the prospectus supplement for such Series of Notes.
     As such counsel, we have examined copies of the Limited Partnership Agreement of Ryder Funding and the Certificate of Trust and Trust Agreement for RTR LT, the Registration Statement, the base prospectus (the “Prospectus”) and the form of prospectus supplement (the “Prospectus Supplement”) included therein, the form of each Agreement, and originals or copies of such other corporate minutes, records, agreements and other instruments of Ryder Funding and RTR LT, certificates of public officials and other documents and have made such examinations of law, as we have deemed necessary to form the basis for the opinions hereinafter expressed. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinions, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of Ryder Funding, RTR LT and others.
     Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not express any opinion herein concerning any law other than the federal laws of the United States of America and the laws of the State of New York.
     Based upon and subject to the foregoing, we are of the opinion that, when the issuance, execution and delivery of each Series of Notes has been authorized by all necessary corporate action of Ryder Funding, in accordance with the provisions of the related Indenture, and when such Notes have been duly executed and delivered, authenticated by the Indenture Trustee and sold as described in the Registration Statement, assuming that the terms of such Notes are otherwise in compliance with applicable law at such time, such Notes will constitute valid and binding obligations of the applicable Trust thereof, enforceable in accordance with their respective terms and the terms of such related Indenture. This opinion is subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors’ rights generally and court decisions with respect thereto and we express no opinion with respect to the application of equitable principles or remedies in any proceeding, whether at law or in equity.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the references to this firm in the Prospectus and the related Prospectus Supplement which form a part of the Registration Statement and to the filing of this opinion as an exhibit to any application made by or on behalf of Ryder Funding, RTR LT or any dealer in connection with the registration of the Notes under the securities or blue sky laws of any state or jurisdiction. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,
/s/ McKee Nelson LLP
McKee Nelson llp